                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          COPLEY PHARMACEUTICAL, INC.

                                       AT
                          $11.00 NET PER SHARE IN CASH
                                       BY

                           CARIBOU MERGER CORPORATION

                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                         TEVA PHARMACEUTICALS USA, INC.

                      AN INDIRECT WHOLLY OWNED SUBSIDIARY

                                       OF

                     TEVA PHARMACEUTICAL INDUSTRIES LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 13, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                 August 16, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated August 16, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Caribou Merger Corporation ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Teva Pharmaceuticals USA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, to purchase for cash all outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Copley Pharmaceutical, Inc., a Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The Offer Price is $11.00 per Share, net to you in cash without interest.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company, including the members of the Special Committee of Independent Directors, has unanimously approved and declared advisable the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), and has unanimously determined that the Offer and the
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     Merger are fair to, and in the best interests of, the Company's stockholders and unanimously recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on September 13, 1999, unless the Offer is extended.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) of the Offer that number of Shares which represents at least a majority of the Shares outstanding on a fully diluted basis (excluding options the exercise price of which is equal to or greater than $11.00) on the date Shares are accepted for payment. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 14 and 15 of the Offer to Purchase.

          6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          COPLEY PHARMACEUTICAL, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 16, 1999 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by Caribou Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Teva Pharmaceuticals USA, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Copley Pharmaceutical, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


Number of Shares to be Tendered:
------------------- Shares*

Dated: __________, 1999                                     -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                                SIGNATURE(S)
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                                PRINT NAME(S)
                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                                 ADDRESS(ES)
                                                            -----------------------------------------------------
                                                                       AREA CODE AND TELEPHONE NUMBER
                                                            -----------------------------------------------------
                                                                      TAX ID OR SOCIAL SECURITY NUMBER

---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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